UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

Atlas Resource Partners, L.P.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35317

Delaware	45-3591625
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, including zip code)

800-251-0171

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2014, Atlas Resource Partners, L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and each of the other underwriters names therein (collectively, the “Underwriters”), to issue and sell up to 15,525,000 common units representing limited partner interests of the Partnership (the “Units”), including up to 2,025,000 Units to cover the Underwriters’ over-allotment option, at a public offering price of $19.90 per Unit in an underwritten public offering (the “Equity Offering”). The net proceeds of the Equity Offering, excluding any Units that may be issued and sold pursuant to the over-allotment option, after underwriting discounts and estimated expenses, is approximately $258.7 million.

The Units were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (Registration No. 333-193727), which was automatically effective on the filing date of February 3, 2014 (the “Registration Statement”). The Equity Offering is being made under the prospectus supplement dated May 8, 2014 (“Prospectus Supplement”), and the accompanying prospectus dated February 3, 2014, constituting a part of the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and covenants among the parties as of the date of entering into the Underwriting Agreement; these representations, warranties and covenants are not factual information to investors about the Partnership. The Partnership and its directors and officers also agreed not to issue or sell Units or securities convertible into Units for a period of 45 days after May 8, 2014, without the prior written consent of Wells Fargo Securities, LLC, subject to certain exceptions.

Certain of the Underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. Affiliates of Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are lenders under the Partnership’s revolving credit facility and, accordingly, may receive a portion of the net proceeds from the Equity Offering. In addition, certain affiliates of the underwriters have also served additional roles under that facility, such as administrative agent, bookrunner, lead arranger, documentation agent and syndication agent, for which they have received customary fees and reimbursement of expenses. Additionally, affiliates of Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are counterparties to certain of the Partnership’s and its investment partnerships’ hedging transactions. Pursuant to the Partnership’s revolving credit agreement, the Partnership has agreed to indemnify the lenders and agents under that agreement against a variety of liabilities and to reimburse certain expenses.

The summary of the Underwriting Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated May 8, 2014, among Atlas Resource Partners, L.P. and the underwriters named therein.

5.1	Opinion of Ledgewood, P.C.

8.1	Opinion of Ledgewood, P.C. as to certain tax matters

23.1	Consent of Ledgewood, P.C. (included in Exhibit 5.1)

23.2	Consent of Ledgewood, P.C. (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS RESOURCE PARTNERS, L.P.

	By:	Atlas Resource Partners GP, LLC, its general partner

Date: May 14, 2014	By:	/s/ Sean McGrath
	Name:	Sean McGrath
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 8, 2014, among Atlas Resource Partners, L.P. and the underwriters named therein.

5.1	Opinion of Ledgewood, P.C.

8.1	Opinion of Ledgewood, P.C. as to certain tax matters

23.1	Consent of Ledgewood, P.C. (included in Exhibit 5.1)

23.2	Consent of Ledgewood, P.C. (included in Exhibit 8.1)